Exhibit 99.1

FOR IMMEDIATE RELEASE

AMYLIN PHARMACEUTICALS ANNOUNCES BYETTA REVENUE

First quarter results and conference call scheduled for April 26

San Diego, CA – April 20, 2006 – Amylin Pharmaceuticals, Inc. (Nasdaq: AMLN) today announced that unaudited net product sales for BYETTA® (exenatide) injection for the quarter ended March 31, 2006 were approximately $68 million. BYETTA net product sales consist of shipments to the Company’s wholesale customers, net of allowances for prescription coupons, payor discounts, distribution fees and returns. These net product sales are being released in conjunction with today’s financial results announced by Eli Lilly and Company, Amylin’s collaboration partner for BYETTA.

Conference Call

Amylin will webcast its Quarterly Update Conference Call on April 26, 2006 at 5:00 p.m. ET/2:00 p.m PT. The call will be webcast live through Amylin’s corporate website, and a recording will be made available following the close of the call.

Ginger L. Graham, Amylin’s President and Chief Executive Officer will lead the call. During the call, the Company plans to provide supporting details underlying its first quarter financial results, and information regarding key trends and assumptions for the remainder of 2006 operations. For those without access to the Internet, the live call may be accessed by phone by calling (866) 700-7441    (domestic) or (617) 213-8839 (international), passcode 30484755. A replay of the call will also be available by phone for 24 hours beginning approximately one hour after the close of the call and can be accessed at (888) 286-8010 (domestic) or (617) 801-6888 (international), passcode 10983852.

About Amylin

Amylin Pharmaceuticals is a biopharmaceutical company committed to improving lives through the discovery, development and commercialization of innovative medicines.

This press release contains forward-looking statements about Amylin, which involve risks and uncertainties. The Company’s actual results could differ materially from those discussed herein due to a number of risks and uncertainties, including risks that the Company’s final results for the first quarter of 2006 could differ materially from those described above as a result of the Company’s customary quarterly financial closing procedures. These and additional risks and uncertainties are described more fully in the Company’s most recently filed SEC documents, including its prospectus supplement filed with the SEC on March 30, 2006. Amylin disclaims any obligation to update these forward-looking statements.

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CONTACT:

Mark Foletta

Senior Vice President, Finance and Chief Financial Officer

Amylin Pharmaceuticals, Inc.

+1-858-552-2200

www.amylin.com